Exhibit 10.4

OKTA, INC.

2017 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Okta, Inc. 2017 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Okta, Inc. (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). 3,000,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on February 1, 2018, and each February 1 thereafter, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 3,000,000 shares of Common Stock, (ii) one percent (1%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding January 31st, or (ii) such lesser number of shares of Common Stock as determined by the Administrator (the “Annual Increase”). The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator (as defined in Section 1) designed to achieve tax, securities laws or other objectives for eligible employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

1.    Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, subplans, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; (v) designate Subsidiaries (as defined in Section 11) and Affiliates (as defined in Section 11) as participating in the 423 Component or Non-423 Component; and (vi) otherwise supervise the administration of the Plan. Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering (as defined in Section 2) or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation (as defined in Section 11), handling of contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants (as defined in Section 11). No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.    Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, the initial Offering will begin on the date of the Company’s Initial Public Offering (as defined in Section 11) and will end on June 21 of the following year (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will be 12 months long and will begin on the first business day occurring on or after each December 21 and June 21 and will end on the last business day occurring on or before the immediately following December 20 and June 20, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration. Unless the Administrator determines otherwise, each Offering Period will be divided into two equal six month purchase periods (the “Purchase Periods”). Furthermore, unless as otherwise determined by the Administrator, Participants will only be permitted to participate in one Offering at a time.

3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan (provided that the Participant is not permitted to participate in multiple Offerings at the same time, unless as otherwise determined by the Administrator), provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Company for more than 20 hours a week and have completed at least 10 days of employment, or such other period as determined by the Administrator, unless, with respect to the Non-423 Component, the exclusion of employees who do not meet this requirement is not permissible under applicable law. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.    Participation.

(a)    Participants on Effective Date. Each eligible employee at the time of the Initial Public Offering shall be deemed to be a Participant at such time. If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) within 10 business days of the commencement of the Initial Offering. If such a Participant does not authorize payroll deductions by submitting an enrollment form by the end of the Initial Offering, that Participant will be deemed to have withdrawn from the Plan.

(b)    Participants in Subsequent Offerings. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an electronic enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(c)    Enrollment. The electronic enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation per pay period and (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan. The purchased shares of Common Stock will be issued in the name of the Participant pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant submits a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(d)    Notwithstanding the foregoing and with respect to the 423 Component, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 15 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period within an Offering. No interest will accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may permit the participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this section (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 5.

6.    Deduction Changes. Except in the event of a Participant increasing his or her payroll deduction from 0 percent during the first Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase his or her contributions during any Offering and may only decrease his or her payroll deduction one time during each Purchase Period of an Offering. However, during an Offering, a Participant may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by completing a new electronic enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.    Withdrawal. A Participant may withdraw from participation in the Plan by completing an electronic notice of withdrawal, at any time except the 10 days prior to an Exercise Date (as defined in Section 8). The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4, unless as otherwise determined by the Administrator.

8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of a Purchase Period (an “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 1,250 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent (as defined in Section 11) or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.    Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on an Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on the closing of the Company’s Initial Public Offering on or before the first Exercise Date. Any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

To the extent permitted by applicable laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and will be automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

10.    Issuance of Certificates. Certificates, or book entries for uncertificated shares, representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee.

11.    Definitions.

The term “Affiliate” means any entity, other than a Subsidiary (as defined below), in which the Company has an equity or other ownership interest.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or comparable reductions under laws outside the United States, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise, vesting or settlement of Company equity incentive awards, and similar items.

The term “Designated Company” means any Subsidiary or Affiliate that has been designated by the Board to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component. The Board may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Companies is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. Notwithstanding the foregoing, if the date for which Fair Market Value of the Common Stock is determined is the first day when trading prices for the Common Stock are reported on NASDAQ or another national securities exchange, the Fair Market Value of the Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

The term “Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.    Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any corporation other than the Company or a Designated Company. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.    Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees; provided that with respect to the 423 Component such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible and with respect to the 423 Component, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.    Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.    Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.    Amendment of the Plan. The Board or, to the extent delegated by the Board, the Administrator may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the date of the Company’s Initial Public Offering.

21.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.    Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.    Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries or Affiliates shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.    Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.    Effective Date and Approval of Shareholders. The Plan shall take effect on the date immediately preceding the date of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

APPENDIX A

Designated Companies

None.

9